EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-64015, No. 333-76327, No. 333-105838, No. 333-107024, No. 333-109661, No. 333- 114146, No. 333-114807, 333-121929, No. 333-126963, No. 333-139646, No. 333-141162, No. 333-150592 and No. 333-166856), Form S-3/A (No.  333-36080, No. 333-50095, No. 333-89667, No. 333- 102215, No. 333-102217, and No. 333-120384) and Form S-8 (No. 333-68462, No. 333-52573, No. 333-29011, No. 333-09159, No. 333-81497, No. 333-102216, No. 333-150593 and No. 333-172880) of Vornado Realty Trust and in the joint registration statements on Form S-3 (No. 333-108138, No. 333-122306, No. 333-138367, and No. 333-162775) and Form S-3/A (No. 333- 40787 and No. 333-29013) of Vornado Realty Trust and Vornado Realty L.P. of our report dated March 23, 2011 relating to the consolidated balance sheets of Toys “R” Us, Inc. and subsidiaries (“Toys “R” Us”) as of January 29, 2011 and January 30, 2010 and the related consolidated statements of operations, cash flows and stockholders’ equity (deficit) for each of the three fiscal years in the period ended January 29, 2011 and the related financial statement schedule (which report expresses an unqualified opinion and includes explanatory paragraphs relating to i) a change in accounting estimate effected by a change in accounting principle related to gift card breakage and ii) the adoption of new guidance on the accounting for non-controlling interests), and our report dated March 23, 2011 relating to the effectiveness of Toys “R” Us’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Toys “R” Us for the year ended  January 29, 2011.

/s/ Deloitte & Touche LLP

New York, New York

March 30, 2011